MORTGAGE INSURANCE STOP LOSS EXCESS OF LOSS AGREEMENT
                               AGREEMENT AR 13044

                              FINAL PLACEMENT SLIP

COMPANY:                       Triad Guaranty Insurance Corporation
                               an Illinois corporation

TERM AND
TERMINATION:                   This  Agreement  will  apply  to  Covered  Losses
                               arising out of Covered Business on or after 12:01
                               a.m.  in  Chicago,  Il on January  1st 2001 ("the
                               Effective  Date")  and will  remain in full force
                               and effect until it is terminated as  hereinafter
                               provided.    "Covered    Business"    will   mean
                               Certificates issued by the Company prior to, or during the Term, provided that, with respect to Certificates issued prior to the Term, such Certificates are in force as of the Effective
                               Date.

                               The Agreement will terminate as of 12:00 a.m. in Chicago, IL on January 1, 2003 ("the Termination Date").

                               The Company may elect to purchase Run-off Coverage upon providing thirty (30) days prior written notice before the Termination Date delivered by certified or registered mail and by paying to the Reinsurer the Run-Off Premium within thirty (30) days following the Termination Date. This Agreement will automatically terminate if the Reinsurer does not receive the Run-off Premium when it is due and payable and the Reinsurer will be fully and finally released of all obligations with respect to this Agreement and the transaction hereunder. In the event that the Company purchases Run-off Coverage, the Reinsurer will remain liable through the end of the Run-off Period with respect to Covered Losses arising from Certificates issued prior to the Termination Date up to the Limit of Liability, provided that the Company's Combined Ratio exceeds 100% and the Risk-to-Capital Ratio exceeds 25-to-1 during the Run-off Period. The Reinsurer will not be liable for Covered Losses in any calendar quarter in which the Company's Combined Ratio is equal to, or less than 100% and the Risk-to-Capital Ratio is equal to or less than 25-to-1.

                               This Agreement will automatically terminate if the Reinsurer does not receive the Deposit Premium when it is due and payable and the Reinsurer will be fully and finally released of all obligations with respect to this Agreement and the transaction hereunder.

SPECIAL
TERMINATION:                   If the Company  violates any  provision set forth
                               in the Warranty Article of this Agreement, the Reinsurer may cancel this Agreement by giving at least 45 days prior written notice by certified or registered mail to the Company. The date 45 days after the Reinsurer has mailed such

TRIAD GUARANTY INSURANCE CORP.                        MORTGAGE INS STOP LOSS XOL

SPECIAL
TERMINATION:
(continued)

                               notice will be referred to herein as the "Special Termination Date". In such event, the Company will have the option of purchasing Run-off Coverage by payment to the Reinsurer of the Run-off Premium within ten (10) days after the Special Termination Date. This Agreement will automatically terminate if the Reinsurer does not receive the Run-off Premium when it is due and payable and the Reinsurer will be fully and finally released of all obligations with respect to this Agreement and the transaction hereunder. In the event that the Company purchases Run-off Coverage, the Reinsurer will remain liable through the end of the Run-off Period with respect to Covered Losses arising from Certificates issued prior to the Special Termination Date up to the Limit of Liability, provided that the Company's Combined Ratio exceeds 100%. The Reinsurer will not be liable for Covered Losses in any calendar quarter in which the Company's Combined Ratio is equal to or less than 100%.

                               If the Company is acquired by or merged with another entity during the Term or during the Run-off Period so that the Company is not the surviving organization, then within 90 days of the announcement date of such acquisition or merger, the Reinsurer may, at the Reinsurer's sole discretion, provide the Company with notice of cancellation by certified or registered mail. In such event, this Agreement will be canceled on a Cut-off Basis as of the date such notice is mailed to the Company (the "Cut-off Termination Date") and the Reinsurer will, within ten (10) days of such notice, return to the Company any unearned premium received by the Reinsurer hereon as of the date of such cancellation, calculated on a pro-rata basis over the calendar quarter. In the event of such cancellation the Company will not have the option to purchase Run-off Coverage and the Reinsurer will be fully and finally released of all obligations with respect to this Agreement and the transaction hereunder.

BUSINESS
COVERED: All business classified by the Company as Mortgage Guaranty Insurance.

TERRITORY:                     To follow the Company's Certificates.

RETENTION
& LIMIT: The Reinsurer will be liable for 100% of Covered Losses, paid by the Company in any calendar quarter during the Run-off Period, if any, in which:

                               A. The Risk-to-Capital Ratio exceeds 25-to-1; and

RETENTION
& LIMIT:
(continued)
                               B.       The Combined Ratio exceeds 100%.

                               The Reinsurer's liability for Covered Losses will not exceed the Limit of Liability.

                               "Limit of Liability" will mean Covered Losses in an amount equal to $25,000,000. The maximum Limit of Liability during the Term and any Run-off Period is $25,000,000 in the aggregate.

RUN OFF: In the event the Risk-to-Capital Ratio for any calendar quarter exceeds 25-to-1 and the Combined Ratio for such calendar quarter exceeds 100% during the Term, the Agreement will automatically terminate by notice to the Company delivered by certified or registered mail and the Run-off Coverage will commence. In the event of such a termination, the last day of such calendar quarter will be the Termination Date.

                               The Company will pay the Run-off Premium in accordance with the Premium Adjustment calculation outlined in the Premium Section of this Agreement. The Reinsurer will remain liable through the end of the Run-off Period with respect to Covered Losses arising from Certificates issued prior to such Termination Date up to the Limit of Liability, provided that the Company's Combined Ratio exceeds 100% and the Risk-to-Capital Ratio exceeds 25-to-1 during the Run-off Period.

ALLOCATED LOSS
ADJUSTMENT
EXPENSE:                       Included within the Reinsurer's Limit of
                               Liability.

PREMIUM: Deposit Premium of $1,400,000 payable quarterly over the Term within 30 days of the following dates:

                               January 1, 2001                $175,000
                               April 1, 2001                  $175,000
                               July 1, 2001                   $175,000
                               October 1, 2001                $175,000

                               January 1, 2002                $175,000
                               April 1, 2002                  $175,000
                               July 1, 2002                   $175,000
                               October 1, 2002                $175,000

PREMIUM:
(continued)
                               Premium Adjustment

                               Run-off Premium will be equal to 50% of the difference between $25,000,000 and the cumulative Deposit Premium received by the Reinsurer.

                               In the event that Run-off Coverage is purchased subsequent to the Termination Date or Special Termination Date, the Company will pay the entire Run-off Premium within 10 days of the Termination Date or effective date of the Special Termination, whichever applies.

                               In the event that Run-off Coverage is triggered during the Term, no Run-off Premium will be due until the Reinsurer has paid Covered Losses in excess of $12,500,000 plus the cumulative Deposit Premium received by the Reinsurer as of the Termination Date. At such time, the Run-off Premium, or a portion thereof will be due in 10 days provided that payment of the entire Run-Off Premium or portion thereof does not cause the Company's Risk-to-Capital Ratio to exceed 25:1. Whenever the Company's Risk-to-Capital Ratio falls below 25:1, it will pay the Reinsurer the largest portion of the unpaid Run-off Premium that it can pay without forcing its Risk-to-Capital Ratio to exceed 25:1. The Company will make such payments until it has p aid the entire Run-off Premium.

NO CLAIMS BONUS:               The Reinsurer will pay the Company a No Claims
                               Bonus, if

                              1. The  Agreement   either   expires   at the
                                 Termination Date or is terminated by the Reinsurer prior to the Termination date for any reason set forth in the Special Termination Article, except special termination in the event of merger or acquisition of the Company,

                              2. No  Covered  Losses  have  been  paid  by  the
                                 Reinsurer hereunder, and

                              3. The Company elects not to purchase Run-off
                                 Coverage.

                               In such event, the No Claims Bonus will equal 50% of the Deposit Premium received by the Reinsurer prior to the Special Termination Date or Termination Date, whichever applies, provided that the Reinsurer retains a minimum of $2,000,000 of the Deposit Premium after payment of such No Claims Bonus.

NO CLAIMS BONUS:
(continued)

                               The Reinsurer will pay the Company a No Claims Bonus if the Reinsurer cancels this Agreement under the Special Termination provision (other than if the Company is acquired by or merged with another entity so that the Company is not the surviving organization, then within 90 days of the announcement date of such acquisition or merger) and the Company elects to purchase Run-off Coverage subsequent to which:


                               1) the Run-off Period expires with no Covered Losses paid by the Reinsurer, or

                               2) no Covered Losses have been paid by the Reinsurer and the Company and the Reinsurer agree to a full and final commutation of this Agreement and the transaction hereunder.

                               In such event, the No Claims Bonus will equal 90% of the Run-off Premium received by the Reinsurer.

                               Upon payment to the Company of the No Claims Bonus, the Reinsurer will be fully and finally released of all obligations with respect to this Agreement and the transaction hereunder.


WARRANTY:
                               1. The Company will  not provide  traditional  or
                                  dollar mortgage pool insurance. However, the Company may provide co-primary insurance of policies on which it has issued primary coverage, such co-primary insurance may have
                                  certain  pool  characteristics.   Co-primary
                                  coverage  is  defined  as the level of primary
                                  coverage required to reduce the investor's risk exposure to that of the 80% GSE charter requirements, plus provide second layer pool coverage of up to 60% of the risk. This pool is capped, however, at 1.75% of the original risk written for that entire book. If a pool layer is ever exhausted, mortgage insurance will then be limited to only primary charter level coverages. Primary coverage levels under the co-primary umbrella would be 16% at 95% LTV, 12% at 90% LTV, and 6% at 85% LTV. Pool coverage extends each of these primary coverage levels upward by 60%
                               2. The Reinsurer is to be notified of any
                                  potential  Risk-in Force to Capital growth
                                  greater than 35% per year.
                               3. The Reinsurer  is to be notified  of  material
                                  changes in underwriting and/or reserving philosophies and methodologies.

WARRANTY:
(continued)
                               4. The Reinsurer is to be notified of any primary rate decrease(s) which, either individually or cumulatively with prior primary rate decreases are expected to result in an aggregate primary rate decrease of greater than 10% in any one year.
                               5.   The Reinsurer is to be notified prior to
                                    or as  soon  as  practicable  after  any
                                    sudden,     unannounced    or    unusual
                                    reductions  (10% or  more)  in  Capital,
                                    including  but not  limited to  dividend
                                    payments,   stock  buy  back   plans  or
                                    premature debt retirement.
                               6. The Company will advise the Reinsurer of any changes in the Company's master policy.


REPORTS: Within 45 days after the end of each calendar quarter, the Company will furnish the Reinsurer with a report of reinsurance premium due them for that period. Such report will contain such other information as may be required by the Reinsurer for completion of its NAIC interim and/or annual statement, or as may be required by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation,or any other regulatory agency or rating entity. Such report will also contain the following information:

                               1. RISK IN FORCE. Gross insurance in force for all risk, including gross risk outstanding and gross unearned premiums thereon, before any deduction for reinsurance hereunder.

                               2. REINSURED LOANS IN DEFAULT. The number of loans which have been reported in default, the total aggregate principal balance of such loans, the maximum potential risk for such loans in default, the reserve before any deduction for reinsurance therefore that the Company has established, and the Reinsurer's share of such reserve.

                               3. CLAIMS RECEIVED. The number of loans for which claims have been received (but not paid), the aggregate amount of  such  claims,
                                   the reserve therefore that the Company has established before deduction for reinsurance, and the Reinsurer's share of such reserve.

                               4. LOAN LEVEL DETAIL.A computer readable compact disc in the standard "MICA" format detailing lending during such calendar quarter.

                               5. PREMIUMS.A summary of aggregate loan balances for which either an initial premium or renewal premium was paid to the Company, the gross written premiums and unearned premium reserves.

REPORTS:
(continued)

                               6.  REINSURANCE PREMIUMS.   Reinsurance  Premiums
                                   due from the Company.

                               7. REINSURANCE CLAIMS. Covered Losses and the amounts, if any, due from the Reinsurer.

                               Within 30 days after receipt of such report, the Reinsurer will remit any amounts due the Company.

OFFSET:
                               The parties hereto have the right to offset any balance(s) due from one to the other under this Agreement or any other agreement, including but not limited to the Excess of Loss Reinsurance Agreement heretofore or hereafter entered into between the Company and the Reinsurer or any affiliate of the Company and the Reinsurer, whether acting as assuming reinsurer, ceding company or in any other capacity. The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums, losses, salvage or otherwise. This provision shall not be affected by the insolvency of either party hereto.

SALVAGE:
                               The Reinsurer will be credited with its share of salvage in respect of claims settled under this Agreement pursuant to the Property Acquisition Settlement Option, less its share of recovery expense.

                               In the event the Company exercises its Property Acquisition Settlement Option, the Company will use its best efforts to sell the property at a fair and reasonable price as soon as practicable. The sale of such property or an agreement as to the salvage value will be a condition precedent to the filing of a reinsurance claim with respect to such loss payment.

                               If the amount recovered exceeds the recovery expense, such expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense will be borne by each party in proportion to its liability for the loss before recovery was attempted.

ENTIRE
AGREEMENT/AMENDMENTS:

                               This Agreement will constitute the entire agreement between the parties. This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurers either by written addenda hereto or by an exchange of letters, signifying the assent of both parties; such addenda or letters will then constitute a part of this Agreement.

OTHER
PROVISIONS:                    The Reinsurer will  be subject to  terms,  rates,
                               conditions,  interpretations, waivers,    modifi-
                               cations,and alterations of the Company's policies that are the subject of this Agreement.

                               Insolvency Clause
                               Arbitration Clause
                               Definitions Article - as attached
                               Taxes Clause
                               Access to Records  (Company to have the right to
                                    approve/disapprove  of third party
                                    representatives of the Reinsurer)
                               Loss Settlements Clause
                               Delays, Errors or Omissions Clause(not applicable
                                    as regards violation of the Warranty section hereunder)
                               Service of Suit Clause
                               Currency (U.S. Dollars) Clause
                               Confidentiality Clause
                               Aon Re Inc. Intermediary Clause - as attached and others as applicable.

BROKERAGE:     10% of deposit  premium,  plus 1.5% of net  developed  premium if program  goes into run-off.


We ask that you review the terms and conditions set forth hereinabove. Assuming that you find everything to be in order, please indicate your acceptance and approval by signing and returning one copy of this Final Placement Slip to Aon Re Inc.


REINSURER:                Ace Capital Mortgage Reinsurance Co.


THRU:
     --------------------------------------------------------------------------


SIGNED                                        REFERENCE
LINE:                                         NUMBER:
     ------------------------------------             --------------------------


ACCEPTED &
APPROVED BY:
            --------------------------------------------------------------------

(For processing purposes it is important that you provide your Company's reference number for this program.)

We ask that you review the terms and conditions set forth hereinabove. Assuming that you find everything to be in order, please indicate your acceptance and approval by signing and returning one copy of this Final Placement Slip to Aon Re Inc.


REINSURER:                Ace Capital Mortgage Reinsurance Co.


THRU:
     --------------------------------------------------------------------------


SIGNED                                       REFERENCE
LINE:                                        NUMBER:
     ---------------------------------------        ---------------------------


ACCEPTED &
APPROVED BY:
            -------------------------------------------------------------------

(For processing purposes it is important that you provide your Company's reference number for this program.)

DEFINITIONS

         The following definitions will apply to this Agreement:

         a)       "Allocated  Loss  Adjustment  Expense"  will mean any expense, including, but not limited to fees and costs of outside contractors, such as title companies, investigators, and attorneys, incurred by the Company during the course of receipt, evaluation or adjustment of any notice of delinquency, loss or claim for any reason. Allocated Loss Adjustment Expense will be included within the Limit of Liability. Allocated Loss Adjustment Expense shall not include salaries and overhead of the Company and its personnel.

         b) "Certificates" will mean the certificates issued by the Company pursuant to the terms and conditions specified in any Master Policy that extend the indicated coverage option to specified loans and renewals thereon.

         c) "Combined Ratio" will mean, with respect to any calendar quarter, the sum of:

                  1. Losses and Allocated Loss Adjustment Expense incurred in such calendar quarter divided by earned premium for such calendar quarter, and

                  2. Other underwriting expenses incurred in such calendar quarter divided by written premium for such calendar quarter,

                  as such quantities are reported  in the  Company's   statutory
                  filings  with  the  Illinois regulators.

         d) "Coverage Percentage" will mean, with respect to a Certificate included in the Covered Business, the coverage percentage specified on the face of such Certificate.

         e) "Covered Business" will mean Certificates issued by the Company prior to or during the Underwriting Period; provided that, with respect to Certificates issued prior to the Term, such Certificates are in force as of the Effective Date.

         f) "Covered Losses" will mean Loss and Allocated Loss Adjustment Expenses paid by the Company during the Term and any Run-off Period in respect of Covered Business, less any salvage or recovery, including reinsurance recoveries other than the reinsurance provided hereby.

         g) "Current Principal Amount" will mean, with respect to a Certificate included in the Covered Business at any date, the latest reported principal amount at such date of the loan insured under such Certificate.

         h) "Cut-off Basis" will mean that the Reinsurer will have no liability for Covered Losses paid by the Company after the Cut-off Termination Date.

         i) "Effective Date will mean 12:01 a.m. in Chicago, Illinois on January 1, 2001.

         j) "Limit of Liability" will mean Covered Losses in an amount equal to $25,000,000. The maximum Limit of Liability during the Term and any Run-off Period is $25,000,000 in the aggregate.

         k) "Loss" as used in this Agreement will have the meaning set forth in the Company's MasterPolicies and Certificates.

         l) "Master Policies" will mean the mortgage guaranty insurance policies issued by the Company to mortgage lenders setting forth the terms and conditions of the mortgage guaranty insurance provided by the Company.

         m) "Property acquisition settlement option" as used in this Agreement, and as its meaning is understood in the mortgage insurance industry, will mean the method of claim settlement whereby the Company pays the entire amount due the insured, without reduction for the percentage of coverage, such payment being a final discharge of the Company's liability, and whereby the Company acquires Good and Merchantable Title to the property.

         n) "Risk-to-Capital Ratio" will mean,with respect to any calendar quarter:

                  1. The aggregate of the Coverage Percentage multiplied by the Current Principal Amount as of the end of such calendar quarter of each mortgage loan insured under the Certificates included in the Covered Business, all less risk ceded to Reinsurers with respect to the Covered Business, divided by

                  2. The Company's statutory surplus as regards policyholders as of such calendar quarter end plus the Company's contingency reserves as of such calendar quarter end (as such statutory surplus and contingency reserves are reported in the Company's statutory filings with the Illinois regulators).

         o) "Run-Off Coverage" will mean that, subject to the terms and conditions hereof, the Reinsurer will remain liable through the end of the Run-off Period with respect to Covered Losses arising from Certificates issued prior to a Termination Date, or the Special Termination Date.

         p) "Run-off eriod" will mean either the 10-year period commencing as of 11:59 p.m.on a Termination Date or the Special Termination Date, whichever is earlier.

         q) "Term" will mean the period commencing on the Effective Date and ending on the earlier of the Termination Date, the Special Termination Date or the Cut-off Termination Date.

         r) "Underwriting Period" will mean a period of 24 consecutive months, commencing with the Effective Date.

INTERMEDIARY

         Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payments to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.







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